Exhibit 10.14

Amendment to the

Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan

The Toys “R” Us, Inc. 2001 Stock Option and Performance Incentive Plan (the “Plan”) is hereby amended, effective as of March 16, 2004, as follows.

1. The first sentence of Section 9.1 of the Plan, which reads as follows:

“All unvested Options shall vest immediately on the date of a Change of Control (as defined below), unless, in connection with the transaction, (i) such Options are to remain outstanding, (ii) such Options are assumed by the surviving corporation or its parent, or (iii) the surviving corporation or its parent substitutes the same terms for such Options.”

shall be deleted in its entirety and replaced with the following sentence:

“Upon the occurrence of a Change in Control (as defined below), all unvested Options, Stock Appreciation Rights, and other awards in the nature of rights that may be exercised shall vest, all restrictions on Restricted Shares and Restricted Units shall lapse, and any performance-based criteria for Performance Units or other awards shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of the Change in Control, unless, in connection with such transaction, (i) such awards are to remain outstanding, (ii) such awards are assumed by the surviving corporation or its parent, or (iii) the surviving corporation or its parent substitutes awards with substantially the same terms for such awards.”

2. Section 9.2 of the Plan shall be deleted in its entirety and replaced with the following:

“9.2 Officer’s Employment. In the event the employment of an officer of the Company is terminated (other than for cause), within the 12 months following a Change of Control: (a) all unvested Options, Stock Appreciation Rights, and other awards in the nature of rights that may be exercised, shall vest immediately on the date of such termination and all such awards may be exercised until the earlier of (x) the thirty-month anniversary of the date of termination and (y) the expiration date of such awards; (b) all restrictions on Restricted Shares and Restricted Units shall lapse as of the date of such termination, and (c) any performance-based criteria for Performance Units or other awards shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination.”

3. Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Amendment.

The Corporation has caused this Amendment to be executed as of the day and year first above written.